Exhibit 3.216

CERTIFICATE OF INCORPORATION

OF

NORWICH AERO PRODUCTS, INC.

Under Section 402 of the Business Corporation Law

THE UNDERSIGNED, a natural person over the age of twenty-one years, desiring to form a corporation pursuant to the New York Business Corporation Law, does hereby certify as follows:

1.    The name of the corporation is

NORWICH AERO PRODUCTS, INC.

Hereinafter sometime called the “Corporation”.

2.    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of the State of New York, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

(a)    To develop, test, manufacture, assemble, produce, import, lease from others, purchase or otherwise acquire, use, operate, repair, alter, service, exhibit and demonstrate, export, lease to others, sell or otherwise dispose of, and generally deal in and with all manner of military and civil aircraft engines, and their parts, fittings, furnishings, instruments, accessories, appurtenances of every kind and description, and all parts or components of the foregoing, and all supplies and things in any way relating to or used in connection with the foregoing.

(b)    To buy, acquire, hold, own, maintain, improve, develop, sell, convey, lease, mortgage, exchange and otherwise deal in and dispose of real estate and real property of all kinds, improved and unimproved, or any interest and rights therein.

(c)    To conduct a general merchandising and trading business, and for the accomplishment thereof to manufacture, buy or otherwise acquire, hold, sell or otherwise dispose of, deal and trade in, as principal, agent or broker, goods, wares and merchandise and personal property of every kind and description, at wholesale or retail and on commission or otherwise.

(d)    To manufacture, purchase or otherwise acquire, own, repair, service, lease, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal in goods, wares and merchandise and personal property of every class and description.

(e)    To engage in all activities, render all services and to buy, sell, use, handle, and deal in all fixtures, machinery, apparatus, equipment, accessories, tools, machinery, products and merchandise incidental or related to any of the purposes of the Corporation, or of use thereto.

(f)    To acquire by purchase or otherwise, hold for investment or for resale, to sell or otherwise dispose of, pledge, hypothecate, and deal in and with, as principal, agent or broker, and on commission or otherwise, stocks, bonds, notes, mortgages, trusts receipts, interim receipts, warehouse receipts, certificates of ownership, debentures, investment securities and choses in action generally; and to do any and all business necessary, suitable or incidental thereto.

(g)    To apply for, obtain, register, purchase, lease or otherwise acquire and to hold, use, grant licenses in respect of, or otherwise turn to account, sell, assign, pledge or otherwise dispose of, trademarks, trade names, inventions, secret processes, formulae, patented devices, letters-patent and licenses under letters-patent, copyrights and similar rights and property.

(h)    To purchase or otherwise acquire all or any part of the business, goodwill, rights, property and assets of all kinds and assume all or any party of the liabilities of any corporation, association, partnership or person engaged in any business included in the Corporation’s purposes, or incidental thereto; and to pay for the same either in cash, stock of the Corporation, bonds or otherwise; to manage, conduct and carry on the whole or any party of the business so acquired, and to exercise all the powers necessary, incidental or impliedly conferred by law in and about transaction and management of such business.

(i)    To borrow money, and, from time to time, to make, accept, endorse, execute and issue bonds, debentures, promissory notes, bills of exchange and other obligations of the Corporation for moneys borrowed or in payment for property acquired or for any of the other objects, or purposes of the Corporation or its business, and to secure the payment of any such obligations by mortgage, pledge, deed, indenture, agreement or other instrument of trust, or by other lien upon, assignment of or agreement in regard to, all or any part of the property, rights or privileges of the Corporation wherever situated, whether now owned or hereinafter to be acquired.

(j)    To make any guarantee respecting dividends, shares of stock, bonds, debentures, contracts or other obligations to the extent that such power may be exercised by corporations organized under the New York Business Corporation Law.

(k)    To carry out all or any part of the foregoing purposes as principal, factor, agent, contractor, or otherwise either alone or in conjunction with any person, firm, association or corporation, and in any part of the world; and in carrying on its business and for the purpose of attaining or furthering any of its objects, to make and perform such contracts of any kind and description, to do such acts and things, and to exercise any and all such powers, as a natural person could lawfully make, perform, do or exercise, provided the same be not inconsistent with the laws of the State of New York.

(l)    To maintain and have offices, agencies, or branches, conduct its business or any part thereof, purchase, lease or otherwise acquire, hold, mortgage, and convey real and personal property, and do all or any of the acts and things herein set forth as purposes and such other acts and things as may be requisite for the Corporation in the convenient transactions of its business, outside of the State of New York, as well as within the State, and in any or all the other states of the United States, in the District of Columbia, in an of the territories, districts, protectorates, dependencies or insular or other possessions or acquisitions of the United States, and in any or all foreign countries.

(m)    To do any and all things necessary, suitable, convenient or proper for, or, in connection with, or incidental to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation, or to enhance the value of any of its properties; and in general to do any and all things and exercise any and all powers and carry on any and all business which it may now or hereafter be lawful for the corporation to do or to exercise or to carry on under the laws of the State of New York that may now or hereafter be applicable to the Corporation.

The purposes and powers specified in the clauses contained in this Article 2 shall, except when otherwise expressed in this Article 2, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause of this or of any other article of this Certificate, but the purposes and powers specified in each of the clauses of this Article 2 shall be regarded as independent purposes and powers, and the specifications herein contained of particular powers of the Corporation is not intended to be, and is not, in limitation of, but is in furtherance of, the powers granted to corporations under the laws of the State of New York under and in pursuance of the provisions of which the Corporation is formed.

3.    The office of the Corporation in the State of New York is to be located in the City of Norwich, County of Chenango.

4.    The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Thousand (100,000) shares, par value twenty cents ($.20) per share, and all of which are to be common shares of stock of the same class.

5.    The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon it is: 35 West Main Street, Norwich, New York 13815.

IN WITNESS WHEREOF, this certificate has been executed this 19th day of September, 1983.

Name and Address of Incorporator	Signature of Incorporator
William G. Ballard
R.D. #1, Box 62
Norwich, New York 13815	/s/ William G. Ballard
William G. Ballard

STATE OF NEW YORK	:
	:	ss.:
COUNTY OF CHENANGO	:

On this 19th day of September, 1983, before me personally came WILLIAM G. BALLARD, to me known to be the same person described in and who executed the foregoing Certificate of Incorporation, and he duly acknowledged to me that he executed the same.

/s/ Thomas Carl Emerson
Notary Public

THOMAS CARL EMERSON Notary Public, State of New York Chenango County Reg. No. 4517887 My Commission Expires March 30, 1984

NYS DEPARTMENT OF STATE

FILING RECEIPT            NAME RESERVATION (BUSINESS)

CORPORATION NAME
NORWICH AERO PRODUCTS, INC. IRES FOR 60 DAYS

DATE FILED	DURATION & COUNTY CODE	FILE NUMBER	CASH NUMBER
08/26/83		8014515-1	226491

NUMBER AND KIND OF SHARES	LOCATION OF PRINCIPAL OFFICE

COMMENTS:

FDR LEE LEE & EMERSON (SUBMIT CTF WHEN FILING) DC

ADDRESS FOR PROCESS	REGISTERED AGENT

FEES AND/OR TAX PAID AS FOLLOWS:

AMOUNT OF CHECKS	$00030.00	AMOUNT OF MONEY ORDER	$		AMOUNT OF CASH $

DOLLAR FEE TO COUNTY		$			FILING
		$			TAX
		$			CERTIFIED COPY
				$20.00	CERTIFICATE
				$010.00	MISCELLANEOUS
		TOTAL PAYMENT $			0000030.00
FILER NAME AND ADDRESS
LEE LEE & EMERSON 35 MAIN ST.
NORWICH, NY 13815		REFUND OF $
TO FOLLOW

GAIL S. SHAFFER SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

For

NORWICH AERO PRODUCTS, INC.

William G. Ballard, Incorporator

LEE, LEE, & EMERSON, ESQS.

35 West Main Street

Norwich, New York 13815

607-334-2247

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF

INCORPORATION OF NORWICH AERO PRODUCTS, INC., UNDER

SECTION 805 OF THE BUSINESS CORPORATION LAW

1.    The name of the corporation is Norwich Aero Products, Inc. and has not been changed.

2.    Its Certificate of Incorporation was filed by the Department of State on the 21st day of September 1983.

3.    The amendment effected by this certificate of amendment is as follows: Paragraph No. 4 of the original Certificate of Incorporation dealing with the number of authorized shares and generally providing for the authority to issue 100,000 shares of 20 cent par value common stock is hereby amended to increase the number of authorized shares to 5,000,000 shares of the par value of 20 cents per share and is therefore amended to read as follows:

4.    The aggregate number of shares which the corporation shall have the authority to issue is 5,000,000 (5 million) shares, par value 20 cents ($.20) per share and all of which are to be common shares of stock of the same class.

5.    This amendment has no effect on the number of currently issued shares, currently 47,810 shares of 20 cent par value stock, but increases the number of authorized but unissued shares from the current 52,190 by a total of 4,900,000 resulting in 4,952,190 shares of 20 cent par value stock authorized but unissued.

6.    The above and foregoing amendments to the certificate of incorporation were authorized by vote of board, followed by a vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders held on the 15th day of April, 1987.

/s/ William G. Ballard
WILLIAM G. BALLARD, President

/s/ Thomas C. Emerson
THOMAS C. EMERSON, Secretary

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STATE OF NEW YORK	)
	)	SS.:
COUNTY OF CHENANGO	)

William G. Ballard, being duly sworn deposes and says that he is the President of Norwich Aero Products, Inc.; that he has read the foregoing amendment of certificate of incorporation and knows the contents thereof; that the same is true to his own knowledge, except as to the matters therein stated to be alleged on information and belief, and that as to whose matters he believes it to be true.

/s/ William G. Ballard
WILLIAM G. BALLARD

Sworn to before me this 28th day of October, 1987

/s/ Edward J. Lee
Notary Public

EDWARD J. LEE

Notary Public, State of New York

Residing in Chenango County

Reg. No. 7458500

My Commission Expires June 30, 1988

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STATE OF NEW YORK	)
	)	SS.:
COUNTY OF CHENANGO	)

Thomas C. Emerson, being duly sworn deposes and says that he is the Secretary of Norwich Aero Products, Inc.; that he has read the foregoing amendment of certificate of incorporation and knows the contents thereof; that the same is true to his own knowledge, except as to the matters therein state to be alleged on information and belief, and that as to those matters he believes it to be true.

/s/ Thomas C. Emerson
THOMAS C. EMERSON

Sworn to before me this 28th day of October, 1987

/s/ Edward J. Lee
Notary Public

EDWARD J. LEE

Notary Public, State of New York

Residing in Chenango County

Reg. No. 7458500

My Commission Expires June 30, 1988

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CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF

INCORPORATION OF NORWICH AERO PRODUCTS, INC., UNDER

SECTION 805 OF THE BUSINESS CORPORATION LAW

LEE, LEE, & EMERSON, Filer

35 West Main Street

Norwich, New York 13815

CERTIFICATE OF MERGER

OF

ROXBORO AEROSPACE PRODUCTS, INC.

INTO

NORWICH AERO PRODUCTS, INC.

UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW

Norwich Aero Products, Inc., pursuant to the provisions of Section 905 of the Business Corporation Law of the State of New York, hereby certifies as follows:

1.    Roxboro Aerospace Products, Inc., a corporation of the State of New York (“Roxboro”), owns at least ninety percent of the outstanding shares of Norwich Aero Products, Inc., a corporation of the State of New York (“Norwich”).

2.    As to each corporation to be merged, the designation and number of outstanding shares and the number of such shares, if any, owned by the surviving corporation are as follows:

Name of Corporation to be Merged	Designation and Number of Outstanding Shares	Number of Shares Owned by the Survivor
Roxboro Aerospace Products, Inc.	1 Share of Common Stock	None.

Norwich Aero Products, Inc.	618,932 Shares of Common Stock	None.

3.    By virtue of the merger, the one Share of Common Stock of Roxboro will be converted into and become one fully paid and nonassessable Share of Common Stock of Norwich, the surviving corporation, and shall constitute the only outstanding shares of capital stock of the surviving corporation.

4.    The date when the certificate of incorporation of each constituent corporation was filed by the Department of State is as follows:

NAME OF CORPORATION	DATE OF INCORPORATION
Roxboro Aerospace Products, Inc.	8/31/1998

Norwich Aero Products, Inc.	9/21/1983

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5.    The plan of merger was adopted by the board of directors of Roxboro, the parent corporation.

6.    The proposed merger has been approved by the sole shareholder of the parent corporation in accordance with paragraph (a) of section 903 of the Business Corporation Law.

IN WITNESS WHEREOF, the undersigned, by its duly authorized officer, has executed this Certificate of Merger this 8th day of January, 1999.

NORWICH AERO PRODUCTS, INC.

BY:	/s/ William G. Ballard
Name: William G. Ballard
Title: President

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CERTIFICATE OF MERGER

OF

ROXBORO AEROSPACE PRODUCTS, INC.

INTO

NORWICH AERO PRODUCTS, INC.

UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW

PILIERO GOLDSTEIN JENKINS & HALL

292 MADISON AVENUE

NEW YORK, NY 10017

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New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

CERTIFICATE OF CHANGE

OF

    NORWICH AERO PRODUCTS, INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is: Norwich Aero Products, Inc.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The certificate of incorporation was filed by the Department of State on:
September 21, 1983

THIRD: The change(s) effected hereby are: [Check appropriate box(es)]

Q	The county location, within this state, in which the office of the corporation is located, is changed to:

Q	The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to:

Q	The corporation hereby: [Check one]

	Q	Designates: CT Corporation System
as its registered agent upon whom process against the corporation may be served.
The street address of the registered agent is:
111 Eighth Avenue, New York, NY 10011

	Q	Changes the designation of its registered agent to:
. The street address of the registered agent is:

	Q	Changes the address of its registered agent to:

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Q        Revokes the authority of its registered agent.

FOURTH: The change was authorized by the board of directors

/s/ Robert D. George	ROBERT D. GEORGE, DIRECTOR, VP, SECRETARY AND TREASURER
(Signature)	(Name and Capacity of Signer)

CERTIFICATE OF CHANGE

OF

        NORWICH AERO PRODUCTS, INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name	Sheri Berndt

Address	1201 3rd Ave, 40th Floor

City, State and Zip Code	Seattle, WA 98101

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationary stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only

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